PRESS RELEASE

FOR IMMEDIATE RELEASE

MAXUS REALTY TRUST ANNOUNCES SALE OF THE ATRIUM

        Kansas City, Missouri (June 2, 2003) — Maxus Realty Trust, Inc. (NASDAQ:MRTI), a real estate investment trust referred to hereinafter as the “Trust,” is pleased to announce that on May 29, 2003, Maxus Operating Limited Partnership, a wholly-owned subsidiary of the Trust, sold the Atrium at Alpha Business Center, an office building located in Bloomington, Minnesota (the “Atrium”), to an unrelated third party. The sale resulted in a net book gain estimated at approximately $20,000 and provided more than $3,500,000 in net sale proceeds. Management intends to evaluate uses for the net sale proceeds including investing in additional income-producing real estate properties and paying dividends to shareholders.

        The Trust makes equity investments in income-producing properties, principally multi-family housing.

Contact:	Christine A. Robinson, Secretary
Maxus Realty Trust, Inc.
104 Armour Road
North Kansas City, Missouri 64116
Phone: (816) 303-4500
Fax: (816) 221-1829